EXHIBIT 10.43

CONFIDENTIAL TREATMENT REQUESTED PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

DR. JOHNNY EASMON, PROF. DR. GOTTFRIED HEINISCH, DR. GERHARD PÜRSTINGER, PROF. DR. HEINZ-HERBERT FIEBIG AND PROF. DR. JOHANN HOFMANN

AND AUSTRIA WIRTSCHAFTSSERVICE GESELLSCHAFT M.B.H

- and -

VION PHARMACEUTICALS INC

RESEARCH COLLABORATION AND OPTION AGREEMENT

THIS AGREEMENT is made the 24th of November, 2003

BETWEEN:

(1)	DR. JOHNNY EASMON, PROF. DR. GOTTFRIED HEINISCH, DR. GERHARD PÜRSTINGER, Institute of Pharmacy, University of Innsbruck, Innrain 52a, A-6020 Innsbruck, Austria , PROF. DR. HEINZ-HERBERT FIEBIG, Am Flughafen 12, D-79108 Freiburg, Germany, PROF. DR. JOHANN HOFMANN, Institute of Medical Chemistry and Biochemistry, University of Innsbruck, Fritz-Pregl-Strasse 3, A-6020 Innsbruck, Austria and AUSTRIA WIRTSCHAFTSSERVICE GESELLSCHAFT M.B.H., Ungargasse 37, A-1030 Vienna, Austria (collectively called "LICENSOR"); and

(2)	VION PHARMACEUTICALS INC a Delaware company whose principal place of business is at Four Science Park, New Haven, Connecticut 06511, United States of America ("VION").

WHEREAS:

(A)	Research on Thiosemicarbazones (TSCs) for the treatment of cancer has been carried out prior to the Commencement Date (as defined below) by LICENSOR;

(B)	VION has experience in the field of drug design and drug discovery; and

(C)	Pursuant to a request made by VION, the Parties (as defined below) have agreed to undertake a programme of research to evaluate TSCs and it has been further agreed by LICENSOR to grant VION an option to take a license on the following terms and conditions.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement and in the Schedules to this Agreement the following words and phrases shall have the following meanings unless the context requires otherwise:

"Affiliate"	means any company, partnership or other entity which directly or indirectly Controls, is Controlled by, or is under common Control with, any Party including as a subsidiary or holding company of any Party.
"Agreement"	means this agreement and any and all schedules, appendices and other addenda to it as may be varied from time to time in accordance with the provisions of this agreement.
"Business Day"	means on a day other than a Saturday, Sunday, bank or other public holiday in Austria or the United States of America.
"Clinical Candidate"	means one of the TSCs with the characteristics described in Schedule 5.
"Clinical Candidate Identification"	means identification of a Clinical Candidate in accordance with Clause 2.
"Commencement Date"	means the date of the completion of the transfer of LICENSOR Existing Know How and at least 10 TSCs from LICENSOR Existing Materials to VION. VION shall confirm the Commencement Day by written notice.

"Competent Authority"	means any local or national agency, authority, department, inspectorate, minister, ministry official or public or statutory person (whether autonomous or not) of, or of any government of, any country having jurisdiction over the Agreement or any of the Parties or over the development or marketing of medicinal products including, but not limited to, the European Commission and the European Court of Justice.
"Control"	means the ownership of more than 50% of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the Party in question.
"LICENSOR Existing Intellectual Property"	means LICENSOR's right, title and interest in the LICENSOR Existing Patent Rights, LICENSOR Existing Know How and LICENSOR Existing Materials.
"LICENSOR Existing Know How"	means the Know How relating to the subject matter of the LICENSOR Existing Patent Rights in existence prior to the Commencement Date.
"LICENSOR Existing Materials"	means those Materials relating to the subject matter of the LICENSOR Existing Patent Rights in existence prior to the Commencement Date.
"LICENSOR Existing Patent Rights"	means the patent applications referred to in Schedule 1 and all Patent Rights arising from them.
"Documents"	means paper, notebooks, books, files, ledgers, records, tapes, discs, diskettes, CD-ROM and any other media on which Know How can be permanently stored.
"Force Majeure"	means in relation to any Party any event or circumstances which is beyond the reasonable control of that Party which event that Party could not reasonably be expected to have taken into account at the Commencement Date and which results in or causes the failure of that Party to perform any or all of its obligations under this Agreement including act of God, lightening, fire, storm, flood, earthquake, accumulation of snow or ice, lack of water arising from weather or environmental problems, strike, lockout or other industrial disturbance, war, terrorist act, blockade, revolution, riot insurrection, civil commotion, public demonstration, sabotage, act of vandalism, prevention from or hindrance in obtaining in any way materials, energy or other supplies, explosion, fault or failure of plant or machinery, governmental restraint, act of legislature and directive or requirement of a Competent Authority governing any Party provided that lack of funds shall not be interpreted as a cause beyond the reasonable control of that Party.

"Know How"	means all technical and other information including ideas, concepts, patentable and non-patentable inventions, discoveries, data, formulae, specifications, drawings, manuals, information, methods and processes for synthesis of chemical compounds, instrumentation, procedures for experiments and tests including laboratory records and data analyses and results of experimentation and testing.
"Material"	means any chemical or biological substances including any: (i) organic or inorganic element or compound; (ii) drug or pro-drug; (iii) assay or reagent.
"Option"	means the option granted to VION under Clause 6.
"Parties"	means LICENSOR and VION and "Party" shall be construed as any one of them and any one of the persons and entities constituting LICENSOR.
"Patent Rights"	means any patent applications, patents, author certificates, inventor certificates, utility models and all foreign counterparts of them and includes all divisions, renewals, continuations, continuations-in-part, extensions, reissues, substitutions, confirmations, registrations, revalidations and additions of or to them, as well as any SPC, or any like form of protection.
"VION License"	means a license in the terms of Schedule 4.
"Research Programme"	means the programme or research more particularly described in Schedule 3.
"Research Term"	means the term of the Research Programme as determined in accordance with Clause 11.
"SPC"	means a right based on a patent pursuant to which the holder of the right is entitled to exclude third parties from using, making, having made, selling or otherwise disposing or offering to dispose of, importing or keeping the product to which the right relates, such as Supplementary Protection Certificates in Europe, and any similar right anywhere in the world.

1.2	In this Agreement:

1.2.1	unless the context otherwise requires, all references to a particular clause or Schedule shall be reference to that clause or to this Agreement as it may be amended from time to time pursuant to this Agreement;

1.2.2	the headings are inserted for convenience only and shall be ignored in construing this Agreement;

1.2.3	unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

1.2.4	unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust association, organisation or other entity, in each case whether or not having separate legal personality;

1.2.5	reference to the words "include" or "including" are to be construed without limitation to the generality of the preceding words; and

1.2.6	reference to any statue or regulation includes any modification or re-enactment of that statue or regulation.

2.	RESEARCH PROGRAMME

In consideration of the payment to be made pursuant to Clause 3.1:

2.1	LICENSOR shall provide to VION (i) all LICENSOR Existing Know How and (ii) reasonable quantities of TSCs from the LICENSOR Existing Materials for Clinical Candidate Identification.

2.2	VION shall carry out in a diligent manner to identify Clinical Candidate according to Schedule 3.

3.	CONSIDERATION

3.1	In consideration of the rights granted under this Agreement by LICENSOR, VION shall: within 30 days after signing the Agreement, pay to LICENSOR the sum of twenty five thousand United States dollars (US$25,000).

3.2	All amounts due to LICENSOR under this Agreement shall (subject to written advice from LICENSOR amending the details) be payable in United States dollars by telegraphic transfer to the account below:

Payee: Austria Wirtschaftsservice Gesellschaft m.b.H Ungargasse 37 A-1030 Vienna, AUSTRIA

Account No: 42506710005 Bank Sorting Code: 43000 IBAN: AT254300042506710005 Bank: Volksbank Wien AG Owner of Account: Austria Wirtschaftsservice

3.3	Where LICENSOR does not receive payment due to it within thirty (30) days of the dates set out in Clause 3.1, interest shall accrue on the sum due and owing to LICENSOR at an annual rate of two percent (2%) above the prime rate quoted by The Wall Street Journal on the day said payment is due.

4.	OWNERSHIP OF INTELLECTUAL PROPERTY

4.1	Subject to Clause 5, LICENSOR Existing Intellectual Property shall remain vested exclusively in LICENSOR.

5.	RESEARCH AND OTHER RIGHTS

5.1	LICENSOR hereby grants to VION a fully paid-up, royalty free, exclusive license under the LICENSOR Existing Intellectual Property to carry out the tasks assigned to VION under Research Programme. For the purposes of clarification, it is agreed that LICENSOR shall not license or sublicense the LICENSOR Existing Intellectual Property to any third party during the period of this Agreement.

6.	OPTION RIGHTS

6.1	In consideration of the payment by VION of seventy-five thousand United States dollars (US$75,000) ("the Option Fee") VION shall have an exclusive option during the term of this Agreement to enter into the VION License (Schedule 4).

6.2	VION shall be entitled to exercise the Option by written notice to LICENSOR ("the Exercise Notice") accompanied by payment of the Option Fee to be received by LICENSOR at any time prior to the expiry of the Research Term.

6.3	If VION exercises the Option, LICENSOR and VION shall enter into the VION License within one (1) month of receipt of the Exercise Notice and Option Fee by LICENSOR.

6.4	If LICENSOR has not received the Exercise Notice before expiry of the Research Term, LICENSOR shall be free to license the LICENSOR Existing Intellectual Property to any third party of its choosing and shall have no further obligation to VION in respect of the LICENSOR Existing Intellectual Property.

7.	MANAGEMENT OF PATENT RIGHTS

7.1	LICENSOR shall undertake or procure the filing, prosecution, maintenance and defence of LICENSOR Existing Patent Rights and be responsible for the conduct of any enforcement proceedings relating to them (including any interference or opposition proceedings) as from time to time may in LICENSOR's absolute discretion appear to be necessary or desirable at its own cost during the term of this Agreement. LICENSOR shall consult with VION for filing patent applications in different countries. It is the intent of the parties that LICENSOR shall diligently, and use best efforts to, file, prosecute, maintain and defend LICENSOR Existing Patent Rights during the term of this Agreement. LICENSOR agrees to discuss with VION the countries in which it plans to file, prosecute, maintain and defend LICENSOR Existing Patent Rights as there may be some countries which both parties agree should not be pursued.

7.2	Each of the Parties shall give the other Party immediate notice of any infringement of any LICENSOR Existing Patent Rights by a third party which comes to that Party's attention during the term of this Agreement.

7.3	If during the term of this Agreement either Party receives any notice, claim or proceedings from any third party alleging infringement of that third party's intellectual property by reason of either Party's activities in relation to this Agreement or the use and exploitation of any LICENSOR Existing Intellectual Property, the Party receiving that notice shall forthwith notify the other Party of the notice, claim or proceeding.

8.	WARRANTIES AND LIABILITIES

8.1	It is agreed and understood by the Parties that VION is responsible for its own investigation to satisfy itself that the Research Programme can be properly and lawfully conducted without infringing the rights of any third party.

8.2	Each Party represents and warrants to the other Parties that:

8.2.1	it has legal power, authority and right to enter into this Agreement and to perform its respective obligations hereunder; and

8.2.2	it is not at the Commencement Date a party to any agreement, understanding with any third party which in any significant way prevents it from fulfilling any of its material obligations hereunder.

8.2.3	it is also agreed and understood by the Parties that LICENSOR is the sole owner or the sole assignee of the LICENSOR Existing Intellectual Property listed in Schedule 1, and LICENSOR has the right to license the LICENSOR Existing Intellectual Property to VION.

Any breach of this Clause 8.2 shall be a material breach of this License Agreement.

8.3	Without prejudice to the generality of Clause 8.1, other than expressly set out herein, no Party gives any representation or warranty to any other Party that the performance of this Agreement will not result in the infringement of any rights, including intellectual property rights, vested in a third party, provided that LICENSOR represents and warrants that it has no knowledge of any third party intellectual property rights reasonably likely to be infringed by VION's performance of this Agreement and use of the LICENSOR Existing Intellectual Property.

8.4	Nothing in this Agreement shall be construed as a representation made or warranty given by LICENSOR in relation to the LICENSOR Existing Intellectual Property:

8.4.1	any patent will issue based upon any pending patent application included in LICENSOR Existing Intellectual Property; nor

8.4.2	any patent included in the LICENSOR Existing Intellectual Property which issues will be valid.

8.4.3	except as stated in 8.3, the use of any LICENSOR Existing Intellectual Property will not infringe the patent or proprietary rights of any third party.

Furthermore, except as stated in 8.3, LICENSOR makes no representation or warranty, express or implied, with respect to the LICENSOR Existing Intellectual Property, including any warranty of merchantability or fitness for a particular purpose.

8.5	All Materials supplied to VION pursuant to the terms of this Agreement (including LICENSOR Existing Materials) are supplied "as is" and VION understands and agrees that such Materials are experimental in nature and, except as stated in 8.3, are supplied without any representation or warranty, express or implied, including any implied warranty of merchantability, satisfactory quality or fitness for any particular purpose or any warranty that the use of the said Materials will not infringe or violate any patent or other proprietary rights of any other person.

8.6	VION shall be responsible for and indemnify LICENSOR and their officers, employees and agents (collectively the "Indemnified Party") against any and all liability, loss, damage, cost or expense incurred or suffered by the Indemnified Party arising from VION's handling or storage of LICENSOR Existing Materials, unless such claims arise from the negligence or wilful misconduct of Indemnified Party.

8.7	In the event that the LICENSOR or other Indemnified Party intends to seek indemnification under Clause 8.6, it shall promptly inform VION of a claim after receiving notice of the claim and shall permit VION to direct and control the defence of the claim and shall provide such reasonable assistance as reasonably requested by VION (at VION's cost) in the defence of the claim provided always that nothing in this Clause 8.7 shall permit VION to make any admission on behalf of or to settle any litigation without the prior written consent of LICENSOR or other Indemnified Party as the case may be, which consent shall not be unreasonably withheld.

8.8	Without prejudice to Clause 8.6, no Party shall be liable to any other Party in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, cost or expense of any nature whatsoever incurred or suffered by the other Party or that other Party's Affiliates of an indirect or consequential nature including any economic loss or other loss of turnover, profits, business or goodwill.

9.	CONFIDENTIALITY

9.1	Each Party undertakes and agrees not at any time for any reason whatsoever to disclose, or permit to be disclosed to any third party, or make use of or permit to be made use of, any trade secrets or confidential information relating to another Party's technology or the business affairs or finances of another Party or of an Affiliate of another Party (the "Confidential Information") which come into its possession pursuant to this Agreement.

9.2	The Parties shall ensure that only those of their officers and employees who are directly concerned with the carrying out of this Agreement have access to the Confidential Information of another Party and are informed of its secret and confidential nature.

9.3	Subject to the provisions of Clause 10.1, the obligations of confidence referred to in this Clause 9 shall not extend to any Confidential Information which it can be shown to the reasonable satisfaction of the disclosing Party:

9.3.1	was, or shall become, generally available to the public otherwise than by reason of a breach by the recipient Party or Parties of the provisions of this Clause 9; or

9.3.2	was known to the recipient Party or Parties, and was not subject to any obligation of confidentiality, prior to its receipt from the disclosing Party, as can be shown by documentary evidence; or

9.3.3	is subsequently disclosed to the recipient Party or Parties without obligations of confidence by a third party owing no such obligations in respect thereof; or

9.3.4	is required to be disclosed by any applicable law or any Competent Authority to which a Party is from time to time subject; or

9.3.5	is independently developed by the recipient Party or Parties other than as part of the Research Programme and with no reference or reliance on any information generated as part of the Research Programme.

9.4	The obligations of each Party under this Clause 9 shall survive the expiration or termination of this Agreement for a period of five (5) years.

10.	PUBLICATIONS

10.1	Proposals for publications (including presentations to the public) containing details of work or results of the Research Programme shall be sent to LICENSOR, or their subsequent replacements, for review prior to publication. LICENSOR shall review the same within 30 calendar days of their receipt. If in the opinion of LICENSOR any such publication contains LICENSOR confidential information, VION shall delay the submission or public presentation until after such confidential information has been deleted and/or appropriate patent protection has been obtained or covered by a patent application. Such delay may not exceed 60 calendar days. If a publication does result from work using the Material, at LICENSOR's request, VION agrees to acknowledge LICENSOR and/or give credit as scientifically appropriate, based on any direct contribution LICENSOR may have made to the work.

10.2	Notwithstanding the confidentiality obligations assumed by the Parties hereunder, both Parties acknowledge the importance of publications for both Parties. In the light of this, the Parties shall use all reasonable efforts to facilitate timely publication of the results of the Research Programme.

11.	TERM AND TERMINATION

11.1	This Agreement shall come into effect on the date last signed below (the "Effective Date") and shall expire two (2) months after termination of the Research Programme.

11.2	The Research Programme shall commence on the Commencement Date and shall terminate fifteen months from the Commencement Date. For the sake of clarity the duration of the Research Term shall be 15 (fifteen) calendar months only.

11.3	A Party (the "Terminating Party") shall have the right to terminate this Agreement giving written notice of termination to the other Parties, upon the occurrence of any of the following events at any time during this Agreement:

11.3.1	the other Party ("the Defaulting Party") commits a material breach of this Agreement which, in the case of a breach capable of remedy, shall not have been remedied within 30 (thirty) Business Days of the receipt by it of a notice identifying the breach and requiring its remedy.

12.	CONSEQUENCES OF TERMINATION

12.1	Upon expiry of this Agreement or in the case that VION commits a material breach of this Agreement:

12.1.1	the Option shall terminate immediately;

12.1.2	the licenses granted pursuant to Clauses 2, 5, and 6 shall terminate immediately;

12.1.3	VION shall pay to LICENSOR within 30 (thirty) Business Days all sums due to LICENSOR which have accrued prior to the date of termination or expiry;

12.1.4	VION shall return to LICENSOR, or as LICENSOR may direct, all Documents which embody and pertain to LICENSOR Existing Intellectual Property and associated Know How; and

12.1.5	VION shall return to LICENSOR, or at the election of LICENSOR destroy, all LICENSOR Existing Materials in VION's possession or under their control.

12.2	If VION terminates this Agreement and decides not to enter into the License Agreement with the LICENSOR, VION shall provide LICENSOR with a summary of Results obtained under the Research Programme and shall assign rights to these Results for research purposes to LICENSOR. Results shall mean any data generated by VION under the Research Programme from the chemical and biological assays specifically related to the heterocyclic hydrazones in patent applications in Schedule 1. VION shall retain the Results for use for non-commercial purposes and may publish the Results.

12.3	In the case that LICENSOR commits a material breach of this Agreement, LICENSOR shall reimburse VION within 30 (thirty) Business Days after receiving VION's invoice of all documentable expenses related to this Agreement which have accrued prior to the date of termination.

12.4	Termination or expiry of this Agreement for whatever reason shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination or expiry and in particular but without limitation the right to recover damages and interest, and the provisions of Clauses 3.1, 4, 8, 9, 15, 18 and 24 shall remain in full force and effect.

13.	WAIVER

13.1	Neither Party shall be deemed to have waived any of its rights or remedies conferred by this Agreement unless the waiver is made in writing and signed by a duly authorised representative of that Party. In particular, no delay or failure of either Party in exercising or enforcing any of its rights or remedies conferred by this Agreement shall operate as a waiver of those rights or remedies or so as to preclude or impair the exercise or enforcement of those rights or remedies nor shall any partial exercise or enforcement of any right or remedy by a Party preclude or impair any other exercise or enforcement of that right or remedy by that Party.

14.	ENTIRE AGREEMENT/VARIATIONS

14.1	This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior oral or written understandings, arrangements, representations or other agreements between them relating to the subject matter of this Agreement.

14.2	No director, employee or agent of a Party is authorised to make any representation or warranty to the other Party not contained in this Agreement, and each Party acknowledges that it has not relied on any such oral or written representations or warranties.

14.3	No variation, amendments, modification or supplement to this Agreement shall be valid unless made in writing in the English language and signed by a duly authorised representative of each Party.

15.	NOTICES

15.1	Any notice to be given pursuant to this Agreement shall be in writing in the English language and shall be delivered by hand, sent by registered or recorded delivery post or sent by facsimile confirmed by registered or recorded delivery post to the address or facsimile number of the recipient set out below or such other address or facsimile number as a Party may from time to time designated by written notice to the other Party.

Addresses:

LICENSOR AUSTRIA WIRTSCHAFTSSERVICE Gesellschaft m.b.H. Ungargasse 37 A-1030 Vienna, Austria

PROF. DR. JOHANN HOFMANN Institut für Medizinische Chemie und Biochemie University of Innsbruck Fritz-Pregl-Strasse 3 A-6020 Innsbruck, Austria ]

VION Pharmaceuticals, Inc. 4 Science Park New Haven, CT 06511 USA Attn: Howard B. Johnson

15.2	Any notice given pursuant to this Clause 15 shall be deemed to have been received:

15.2.1	in the case of delivery by hand, when delivered; or

15.2.2	in the case of facsimile, on acknowledgement by the recipient facsimile receiving equipment on a Business Day if the acknowledgement occurs before 17.00 hours local time of the recipient and in any other case at 10.00 hours on the next following Business Day.

16.	ASSIGNMENT

16.1	Subject to Clause 16.2, neither Party shall without the prior written consent of the other Party, assign the benefit and/or burden of this Agreement nor sub-contract any of its obligations hereunder unless otherwise permitted by the terms hereof.

16.2	Either Party shall be entitled to assign the benefit and/or burden of this Agreement to any Affiliate or its successor in connection with any merger, consolidation or sale or other disposal of its assets and/or business.

17.	FORCE MAJEURE

17.1	If a Party (the "Non-Performing Party") is unable to carry out any of its obligations under this Agreement due to Force Majeure this Agreement shall remain in effect but the Non-Performing Party's relevant obligations under this agreement and the relevant obligations of the other Party ("the Innocent Party") under this Agreement shall be suspended for the duration of the circumstance of Force Majeure provided that:

17.1.1	the suspension of performance is of no greater scope than is required by the Force Majeure;

17.1.2	the Non-Performing Party gives the Innocent Party prompt notice describing the circumstance of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish regular reports during the period of Force Majeure;

17.1.3	the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the circumstance of Force Majeure; and

17.1.4	as soon as practicable after the event which constitutes Force Majeure the Parties shall discuss how best to continue their operations as far as possible in accordance with this Agreement.

17.2	If Force Majeure is continuing at the expiry of three months the Innocent Party may give 30 (thirty) Business Days written notice to terminate this Agreement to the Non-Performing Party and termination shall occur if the Force Majeure is continuing at the end of that 30 (thirty) Business Day notice period.

18.	DISPUTE RESOLUTION

18.1	Any matter that may arise concerning the construction, meaning or effect of this Agreement or concerning the rights and liabilities of the Parties hereunder or any other matter arising out of or in connection with this Agreement shall first be submitted for resolution to the Chief Executive Officer of VION and the LICENSOR, who may call on others to advise them as they see fit. If the Chief Executive Officer of VION and LICENSOR fail to resolve the dispute within 28 days the Parties agree to try in good faith to settle the matter by mediation administered by the American Arbitration Association under its Commercial Mediation Rules.

18.2	Notwithstanding the foregoing, either Party may seek immediate injunctive or other interim relief from any court of competent jurisdiction with respect to any matter for which monetary damages would not adequately protect such Party's interests or otherwise to enforce and protect intellectual property rights owned or licensed to such Party.

19.	SEVERANCE OF TERMS

19.1	If the whole or any part of this Agreement is or becomes or is declared illegal, invalid or unenforceable in any jurisdiction for any reason (including both by reason of the provisions of any legislation and also by reason of any court or Competent Authority which either has jurisdiction over this Agreement or has jurisdiction over either of the Parties):

19.1.1	in the case of the illegality, invalidity or unenforceability of the whole of this Agreement it shall terminate only in relation to the jurisdiction in question; or

19.1.2	in the case of the illegality, invalidity or unenforceability of part of this Agreement that part shall be severed from this Agreement in the jurisdiction in question and that illegality, invalidity or unenforceability shall not in any way whatsoever prejudice or affect the remaining parts of this Agreement which shall continue in full force and effect.

19.2	If in the reasonable opinion of a Party any severance under this Clause 19 materially affects the commercial basis of this Agreement, the Parties shall discuss, in good faith, ways to eliminate the material effect.

20.	THIS AGREEMENT NOT TO CONSTITUTE A PARTNERSHIP

20.1	None of the provisions of this Agreement shall be deemed to constitute a partnership between the Parties and neither of the Parties shall have any authority to bind the others in any way except as provided in this Agreement.

21.	PUBLIC STATEMENTS

21.1	Except as provided in Clause 21.2, neither Party will, without the prior written consent of the other Party:

21.1.1	use in advertising, publicly or otherwise, any trade-name, personal name, trade mark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof, owned by another Party or Affiliate of another Party; or

21.1.2	represent, either directly or indirectly, that any product or service of another Party is a product or service of the representing Party or that it is made in accordance with or utilises the information or documents of the other Party.

21.2	The restrictions in Clause 21.1 shall not apply to the following:

21.2.1	a press release, in a form agreed to in writing by the Parties publicly announcing this Agreement; or

21.2.2	use as required by any applicable law or governmental regulation.

22.	COSTS

22.1	Each Party shall bear its own legal costs, legal fees and other expenses incurred in the preparation and execution of this Agreement.

23.	COUNTERPARTS

23.1	This Agreement may be executed in any number of counterparts and by the different Parties by separate counterparts, each of which when so executed shall be the original, and all of which shall constitute one and the same instrument. Complete sets of counterparts shall be lodged with each Party.

24.	GOVERNING LAW

24.1	All matters relating to this Agreement shall be governed by the law of the United Kingdom.

SCHEDULE 1

Part I

LICENSOR existing patents

Austrian Application

Title:	***

Appl. No:	***

Appl. Date:	***

PCT Application

Title:	***

Appl. No:	***

Appl. Date:	***

Publ. No:	***

EP Application

Title:	***

Appl. No:	*** ***

Appl. Date	***

US Application

Title:	***

Appl. No:	***

Appl. Date:	***

Canadian Application

Title:	***

Appl. No:	***

Appl. Date:	***

*** Confidential

SCHEDULE 2

INTENTIONALLY LEFT BLANK

SCHEDULE 3

"Research Programme"

VION's responsibility:

1. *** will be tested in the cytotoxicity assay on *** tumor cell lines.

2. *** will be tested in rats for pharmacokinetic parameters if analytical methods (HPLC) can be set up.

3. *** will be tested for anti-tumor efficacy in vivo in *** tumor models.

4. To study mechanisms of action of TSCs with genomic or proteomic technology.

*** Confidential

SCHEDULE 4

"VION License"

DR. JOHNNY EASMON, PROF. DR. GOTTFRIED HEINISCH, DR. GERHARD PÜRSTINGER, PROF. DR. HEINZ-HERBERT FIEBIG, PROF. DR. JOHANN HOFMANN,
AND AUSTRIA WIRTSCHAFTSSERVICE GESELLSCHAFT M.B.H.

— and —

VION PHARMACEUTICALS INC

LICENSE AGREEMENT

THIS LICENSE AGREEMENT is made as of the          day of                    ,

BETWEEN:

(1)	DR. JOHNNY EASMON, PROF. DR. GOTTFRIED HEINISCH, DR. GERHARD PÜRSTINGER, Institute of Pharmacy, University of Innsbruck, Innrain 52a, A-6020 Innsbruck, Austria, PROF. DR. HEINZ-HERBERT FIEBIG, Am Flughafen 12, D-79108 Freiburg, Germany, PROF. DR. JOHANN HOFMANN, Institute of Medical Chemistry and Biochemistry, University of Innsbruck, Fritz-Pregl-Strasse 3, A-6020 Innsbruck, Austria, and AUSTRIA WIRTSCHAFTSSERVICE GESELLSCHAFT M.B.H., Ungargasse 37, A-1030 Vienna, Austria (collectively called "LICENSOR"); and

(2)	VION PHARMACEUTICALS INC. a Delaware company whose principal place of business is at Four Science Park, New Haven, Connecticut 06511 United States of America ("VION")

WHEREAS:

(A)	LICENSOR and VION entered into a research collaboration agreement (the "Research Collaboration Agreement") concerning a programme of research to evaluate certain Thiosemicarbazones (TSCs); and

(B)	VION has exercised the option granted pursuant to Clause 6 of the Research CollaborationAgreement and LICENSOR has agreed to grant a license to VION on the following terms and conditions.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this License Agreement and in the Schedules to this License Agreement the following words and phrases shall have the following meanings unless the context requires otherwise:

"Affiliate"	means any company, partnership or other entity which directly or indirectly Controls, is Controlled by, or is under common Control with, any Party including as a subsidiary or holding company of any Party.
"Business Day"	means a day other than a Saturday, Sunday, bank or other public holiday in Austrian and/or the United States of America.
"Clinical Trial"	means a clinical trial conducted in accordance with recognised protocols approved by a Competent Authority including CTX and DDX clinical trials or their equivalents anywhere in the World.
"Commencement Date"	means the date first above written.
"Competent Authority"	means any local or national agency, authority, department, inspectorate, minister, ministry official or public or statutory person (whether autonomous or not) of, or of any government of, any country having jurisdiction over this License Agreement or over any of the Parties or over the development or marketing of medicinal products including, but not limited to, the European Commission and the European Court of Justice.

"Control"	means the ownership of more than 50% of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the Party in question.
"LICENSOR Existing Intellectual Property"	means LICENSOR's right, title and interest in the LICENSOR Existing Patent Rights, LICENSOR Existing Know How and LICENSOR Existing Materials.
"LICENSOR Existing Know How"	means the Know How relating to the subject matter of the LICENSOR Existing Patent Rights, including Know How created under the Research Programme.
"LICENSOR Existing Materials"	means those Materials relating to the subject matter of the LICENSOR Existing Patent Rights, including Materials created under the Research Programme.
"LICENSOR Existing Patent Rights"	means the patent applications referred to in Schedule 1 and all Patent Rights arising from them.
"Documents"	Means paper, notebooks, books, files, ledgers, records, tapes, discs, diskettes, CD-ROM and any other media on which Know How can be permanently stored.
"Development Plan"	Means the plan for the development of Licensed Products set out in Schedule 3.
"Force Majeure"	means in relation to a Party any event or circumstances which is beyond the reasonable control of that Party which event that Party could not reasonably be expected to have taken into account at the Commencement Date and which results in or causes the failure of that Party to perform any or all of its obligations under this License Agreement including act of God, lightening, fire, storm, flood, earthquake, accumulation of snow or ice, lack of water arising from weather or environmental problems, strike, lockout or other industrial disturbance, war, terrorist act, blockade, revolution, riot insurrection, civil commotion, public demonstration, sabotage, act of vandalism, prevention from or hindrance in obtaining in any way materials, energy or other supplies, explosion, fault or failure of plant or machinery, governmental restraint, act of legislature and directive or requirement of a Competent Authority governing any Party provided that lack of funds shall not be interpreted as a cause beyond the reasonable control of that Party.
"Health Registration Approval"	means, with respect to a country in the Territory, approval by the health or other Competent Authority necessary to manufacture and market a Licensed Product in the country.
"IND Filing"	means an application made to a Competent Authority to: (i) initiate a Clinical Trial; or (ii) permit first administration to human beings.

"Know-How"	means all technical and other information including ideas, concepts, patentable and non-patentable inventions, discoveries, data, formulae, specifications, drawings, manuals, information, methods and processes for synthesis of chemical compounds, instrumentation, procedures for experiments and tests including laboratory records and data analyses and results of experimentation and testing.
"License Agreement"	means this agreement and any and all schedules, appendices and other addenda to it as may be varied from time to time in accordance with the provisions of this agreement.
"Licensed Products"	means a product or products which, or the process of production of which, or the use of which falls within the scope of a Valid Claim in the country where the patent is issued.
"Material"	means Documents and any chemical or biological substances including any: (iv) organic or inorganic element or compound; (v) drug or pro-drug; (vi) assay or reagent.
"Net Sales"	means the invoiced amount billed for sales of Licensed Products to a Third Party (the "Customer") by VION or its Affiliates or by Sub-licensees less the following items to the extent they are paid or incurred or allowed and included in the invoice price:

a)  quantity, trade and/or cash discounts or rebates actually granted or accrued;
b)  amounts repaid or credited and allowances including cash, credit or free goods allowances, given by reason of billing errors and rebates actually allowed or paid or accrued;
c)  amounts refunded or credited for Licensed Products which were rejected or damaged or recalled; and
d)  taxes, tariffs, customs duties and surcharges and other governmental charges incurred in connection with the sale, exportation or importation of Licensed Products;

The transfer of Licensed Products by VION or one of its Affiliates to another Affiliate or to a Sub-licensee shall not be considered a sale. In such cases, Net Sales shall be determined based on the invoiced sale price levied by the Affiliate or Sub-licensee on the Customer, less the aforementioned deductions to the extent they are allowed, paid or accrued.
"Parties"	means LICENSOR and VION and "Party" shall be construed as any one of them and any one of the persons and entities constituting LICENSOR.

"Patent Rights"	means any patent applications, patents, author certificates, inventor certificates, utility models and all foreign counterparts of them and includes all divisions, renewals, continuations, continuations-in-part, extensions, reissues, substitutions, confirmations, registrations, revalidations and additions of or to them, as well as any SPC, or any like form of protection.
"Pivotal Registration Study"	means a Clinical Trial designed to support or upon the basis of which an application for Health Registration Approval is to be made.
"Quarter"	means the three (3) month periods commencing on 1 January, 1 April, 1 July and 1 October annually, and "Quarterly" shall be construed accordingly.
"Research Programme"	means the programme of research defined in the Research Collaboration Agreement.
"Research Term"	means the term of the Research Programme as defined in the Research Collaboration Agreement.
"SPC"	means a right based on a patent pursuant to which the holder of the SPC is entitled to exclude third parties from using, making, having made, selling or otherwise disposing or offering to dispose of, importing or keeping the product to which the SPC relates, such as Supplementary Protection Certificates in Europe, and any similar right anywhere in the world.
"Sub-license"	means a sub-license granted by VION (in accordance with Clause 2.4).
"Sub-licensee"	means any person granted a Sub-license by VION.
"Sub-license Royalties"	means royalty payments based on Net Sales that accrue to VION under a Sub-license.
"Territory"	means the world.
"Third Party"	means any entity or person other than the Parties or an Affiliate of a Party.
"Valid Claim"	means either:

a)  a claim of an issued and unexpired patent included within the LICENSOR Existing Patent Rights, which claim has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or
b) a claim of a pending patent application included within the LICENSOR Existing Patent Rights which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of the application.

1.2	In this License Agreement:

1.2.1	unless the context otherwise requires, all references to a particular clause or schedule shall be a reference to that clause or schedule in or to this License Agreement as it may be amended from time to time pursuant to this License Agreement;

1.2.2	the headings are inserted for convenience only and shall be ignored in construing this License Agreement;

1.2.3	unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

1.2.4	unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust association, organisation or other entity, in each case whether or not having separate legal personality;

1.2.5	the words "include", "included" or "including" are to be construed without limitation to the generality of the preceding words; and

1.2.6	reference to any statute or regulation includes any modification or re-enactment of that statute or regulation.

2.	GRANT OF LICENSE

2.1	LICENSOR hereby grants to VION an exclusive license throughout the Territory under the LICENSOR Existing Intellectual Property to research, develop, use, keep, make, have made, sell and otherwise dispose or offer to dispose of Licensed Products.

2.2	Subject to Clause 2.3, the license granted in Clauses 2.1 shall be exclusive. The term of the license granted hereunder shall commence upon the signing hereof and shall continue for each Patent Right, on a country by country basis, for the term of the relevant Patent Right included within the LICENSOR Existing Intellectual Property.

2.3	It is acknowledged and agreed that LICENSOR shall have the right to use the LICENSOR Existing Intellectual Property for non-commercial research purposes only. For the purposes of clarification, LICENSOR shall not license or sublicense the LICENSOR Existing Intellectual Property to any other person or entity which conflicts with the license granted to VION hereunder.

2.4	VION shall be entitled to sublicense the rights granted in this License Agreement; any Sub-license entered into by VION shall;

a)	provide that the Sub-license shall terminate automatically on the expiry or termination for whatever reason of this License Agreement;

b)	provide that the Third Party with whom the Sub-license has been entered into shall undertake to directly allow LICENSOR the same access to the books and records as it has to VION's books and records under this License Agreement.

3.	CONSIDERATION

3.1	In consideration of the rights granted under this License Agreement, VION shall pay the following sums to LICENSOR:

3.1.1	the following milestone fees in respect of each Licensed Product (whether the milestone has been achieved by VION or a Sub-licensee);

(a)	(a)*** United States dollars (US$***) on the first IND Filing; and

(b)	(b)*** United States dollars (US$***) on the commencement of a Phase III Clinical Trial or Pivotal Registration Study; and

(c)	*** United States dollars (US$***) on the grant of the first Health Registration Approval in any country in the Territory.

For the purposes of clarification, it is understood that for each Licensed Product the milestone fees paid to LICENSOR will be no more than $*** (whether the milestone has been achieved by VION or by a Sub-licensee).

3.1.2	in the case of VION's sale of Licensed Products, royalties of *** of Net Sales *** in any calendar year and of *** of Net Sales *** in any calendar year.

3.1.3	in the case of a Sub-licensee's sale of Licensed Products, *** of Sub-license Royalties with the limitation that the royalties due to LICENSOR shall not *** of Net Sales; and

3.1.4	any and all patent filing, maintenance and prosecution costs incurred after the Commencement Date; and

3.1.5	an annual minimum of *** United States dollars (US$***) per calendar year once a Licensed Product has been approved by the FDA.

4.	PAYMENT

4.1	All payments due to LICENSOR under this License Agreement shall (subject to written advice from LICENSOR amending the details) be made in United States dollars by telegraphic transfer to the account below:

Payee: LICENSOR

AUSTRIA WIRTSCHAFTSSERVICE Gesellschaft m.b.H
Ungargasse 37
A-1030 Vienna, Austria
Account No:                    42506710005
Bank Sorting Code:        43000
IBAN:                               AT254300042506710005
Bank:                                Volksbank Wien AG
Owner of Account: Austria Wirtschaftsservice

4.2	VION shall make the payments to LICENSOR:

4.2.1	in the case of the royalties payable pursuant to Clause 3.1.2, within 30 (thirty) days of the end of the Quarter in which the sales of the relevant Licensed Products took place; or

4.2.2	in the case that the licensed product is sublicensed to third parties, within 30 (thirty) days from the date upon which the Sub-license Royalties have been received by VION; or

4.2.3	in the case of the milestone fees payable pursuant to Clause 3.1.1, within 30 (thirty) days of achieving the milestone; or

4.2.4	in the case of annual minimums pursuant to Clause 3.1.4, within 30 (thirty) days of the end of the second Quarter.

4.3	Where sums are received by VION in a currency other than United States dollars, conversion of such currencies to United States dollars will be performed at the closing mid-point rate published on the last Business Day of the Quarter in which the sum is to be paid.

4.4	Where LICENSOR does not receive payment of any sums due to it within thirty (30) days of the dates set out in Clauses 3.1 or 4.2 as the case may be (the "Due Date"), interest shall accrue on the sum due and owing to LICENSOR at an annual rate of two percent (2%) above the prime rate quoted by The Wall Street Journal on the day said payment is due.

***	Confidential

5.	BOOKS AND RECORDS

5.1	VION shall prepare an annual statement which shall show on a country by country basis for the previous calendar year all monies due to LICENSOR under this License Agreement. That statement shall include the dollar amount of Net Sales of each Licensed Product sold in each country in which sales occurred, and shall be submitted to LICENSOR within sixty (60) Business Days of 31st March of each year. If LICENSOR gives notice to VION within twenty (20) Business Days of the receipt of any such statement that it does not accept the same, that statement shall be certified by an independent accountant appointed by agreement between VION and LICENSOR or, if such agreement cannot be reached within ten (10) Business Days, appointed at the request of either LICENSOR or VION. VION shall make available to the independent accountant all books and records required for the purpose of that certification and the statements so certified shall, in the absence of manifest error, be final and binding between the Parties. The cost of the external certification (cost of the independent accountant) shall be the responsibility of VION if the statement is shown to have underestimated the monies payable to LICENSOR by more than five percent (5%) and the responsibility of LICENSOR otherwise. Any outstanding payments due to LICENSOR which are identified as a result of carrying out the investigation shall be paid to LICENSOR immediately. There shall be no more than one certification by an independent accountant in relation to any one annual statement.

5.2	VION shall, and shall ensure that its Sub-licensees shall, keep true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to LICENSOR pursuant to this License Agreement. Such records and books of account shall be kept for six (6) years following the end of the calendar year to which they relate and shall, upon reasonable notice having been given by LICENSOR, be open at all reasonable times on Business Days for inspection under the terms of confidentiality contained in this License Agreement, by an independent firm of accountants appointed by agreement between the Parties or, if such agreement cannot be reached within ten (10) Business Days, appointed at the request of either LICENSOR or VION. The cost of any such examination shall be borne by LICENSOR, such examination to take place not later than six (6) years following the expiration of the period to which it relates and there shall be no more than one examination per year.

6.	PERFORMANCE AND CLINICAL DEVELOPMENT

6.1	VION shall, and shall procure that its Affiliates and permitted Sub-licensees shall, use best endeavours to develop, make, market, sell and otherwise dispose of Licensed Products throughout the Territory.

6.2	VION shall carry out in a diligent manner the Development Plan (Schedule 3) in relation to Licensed Products at its own cost and expense.

7.	MANAGEMENT OF PATENT RIGHTS AND OWNERSHIP OF IMPROVEMENTS

7.1	VION shall, at its own cost, be responsible for the filing, prosecution, and maintenance of any patents and patent applications comprised within the LICENSOR Existing Patent Rights after the Commencement Date.

7.2	If either Party receives any notice, claim or proceedings from any Third Party alleging infringement of that Third Party's intellectual property by reason of either Party's activities in relation to this License Agreement or the use and exploitation of the LICENSOR Existing Intellectual Property, the Party receiving that notice shall forthwith notify the other Party of the notice, claim or proceeding.

7.3	VION shall, at its own cost, defend and enforce or shall procure the defence or enforcement of the rights under the LICENSOR Existing Intellectual Property including any interference proceedings arisen from any country or countries. LICENSOR shall, at VION's cost, render such reasonable assistance as VION reasonably requests. If VION, for any reason whatsoever, decides not to defend or enforce the LICENSOR Existing Intellectual Property or any part of it in such country or countries, it shall promptly notify LICENSOR and LICENSOR shall have the right, but not the obligation, to terminate VION's license in such country or countries upon thirty (30) days prior written notice to VION and/or to undertake proceedings on its own behalf in accordance with Section 7.4.

7.4	If VION decides not to, or fails to defend or enforce the relevant LICENSOR Existing Intellectual Property and if LICENSOR desires the enforcement or defence of such rights, LICENSOR, at its own cost, shall notify VION and VION shall, at LICENSOR's request, grant to LICENSOR any and all rights that would be necessary for LICENSOR to undertake the enforcement or defence. If VION is unable to grant such rights then it shall, at LICENSOR's request, grant to LICENSOR the right to conduct such an action in its name. VION shall provide, at LICENSOR's request, such reasonable assistance as LICENSOR may reasonably request in any such proceedings. Any monies received by LICENSOR pursuant to any enforcement or defence of the LICENSOR Existing Intellectual Property by them under this Clause 7.4 shall be solely for the benefit of LICENSOR.

7.5	It is the intent of the Parties to use their reasonable endeavours to apply for any extension to the term of protection of the LICENSOR Existing Intellectual Property including any SPC or other like form of protection which is available anywhere in the world. Notwithstanding the foregoing, VION has the right, in its sole discretion, not to file, prosecute, or maintain patent applications or patents in any country. LICENSOR may, in its sole discretion and at its own expense, file, prosecute, or maintain such patent applications or patents in such country or countries where VION does not file, prosecute or maintain patents or patent applications, and may terminate VION's license to the Licensed Patents in such country or countries.

8.	WARRANTIES AND LIABILITY

8.1	It is agreed and understood by the Parties that VION is responsible for its own investigation to satisfy itself that the rights granted under this License Agreement can be properly and lawfully exercised by VION without infringing the rights of any third party, and except as expressly set out in Clause 8.2 and 8.3 no warranties of any kind are given by LICENSOR in relation to the intellectual property rights granted under this License Agreement or owned or controlled by any third party which may affect the exercise of such rights.

8.2	Each Party represents and warrants to the other Parties that:

8.2.1	it has legal power, authority and right to enter into this License Agreement and to perform its respective obligations hereunder; and

8.2.2	it is not at the Commencement Date a party to any agreement, understanding with any Third Party which in any significant way prevents it from fulfilling any of its material obligations hereunder; and

8.2.3	it is also agreed and understood by the Parties that LICENSOR is the sole owner or the sole assignee of the LICENSOR Existing Intellectual Property listed in Schedules 1, and LICENSOR has the right to license the LICENSOR Existing Intellectual Property to VION.

Any breach of this Clause 8.2 shall be a material breach of this License Agreement.

8.3	Other than expressly set out herein, no Party gives any representation or warranty to any other Party that the performance of this License Agreement will not result in the infringement of any rights, including intellectual property rights, vested in a Third Party; provided that LICENSOR represents and warrants that it has no knowledge of any third party intellectual property rights reasonably likely to be infringed by VION's performance of the Agreement and use of the LICENSOR Existing Intellectual Property.

8.4	Nothing in this License Agreement shall be construed as a representation made or warranty given by LICENSOR in relation to the LICENSOR Existing Patent Rights or other LICENSOR Existing Intellectual Property that:

8.4.1	any patent will issue based upon any pending patent application;

8.4.2	any patent which issues will be valid.

8.4.3	except as stated in 8.3, the use of any Licensed Intellectual Property will not infringe the patent or proprietary rights of any Third Party.

Furthermore, except as stated in 8.3, LICENSOR makes no representation or warranty, express or implied, with respect to the LICENSOR Existing Intellectual Property, including any warranty of merchantability or fitness for a particular purpose.

8.5	No Party shall be liable to the other Party, its Affiliates or Sub-licensees in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, cost or expense of an indirect or consequential nature (including any economic loss or other loss of turnover, profits, business or goodwill) arising out of or in connection with this License Agreement or the subject matter of this License Agreement.

8.6	VION shall be responsible for and indemnify, defend and hold harmless LICENSOR, and their respective officers, servants and agents against any and all liability, loss, damage, cost or expense (including reasonable attorney's fees and court and other expenses of litigation) arising out of or in connection with Third Party claims relating to the discovery, research, development, manufacture, marketing, selling and disposal of Licensed Products or candidate Licensed Products by VION its Affiliates and Sub-licensees.

8.7	In the event that LICENSOR intends to seek indemnification under Clause 8.6, it shall promptly inform VION of a claim after receiving notice of the claim and shall permit VION to direct and control the defence of the claim and shall provide such reasonable assistance as reasonably requested by VION (at VION's cost) in the defence of the claim. Provided always that nothing in this Clause 8.7 shall permit VION to make any admission on behalf of, or to settle any litigation without the prior written consent of, LICENSOR.

9.	CONFIDENTIALITY

9.1	Each Party undertakes and agrees not at any time for any reason whatsoever to disclose or permit to be disclosed to any Third Party or otherwise make use of or permit to be made use of (except as expressly permitted by this License Agreement), any trade secrets or confidential information relating to the other Party's technology or the business affairs or finances of the other Party or of an Affiliate, Sub-licensee or of any suppliers, agents, distributors or customers of the other Party (the "Confidential Information") which come into its possession pursuant to this License Agreement.

9.2	The Parties shall ensure that only those of their and their Affiliates' officers and employees who have a need to know are given access to Confidential Information and that those who are directly concerned with the carrying out of this License Agreement and who have access to the Confidential Information of the other Party are informed of its secret and confidential nature.

9.3	The obligations of confidence referred to in this Clause 9 shall not extend to any Confidential Information which:

9.3.1	is at the time of disclosure, or thereafter becomes, generally available to the public otherwise than by reason of a breach by the recipient Party of the provisions of this Clause 9; or

9.3.2	is known to the recipient Party without obligations of confidence prior to its receipt from the other Party, as can be shown by written record; or

9.3.3	is subsequently disclosed to the recipient Party without obligations of confidence by another party owing no such obligations in respect thereof; or

9.3.4	is required to be disclosed by any applicable law or any Competent Authority to which a Party is from time to time subject; or

9.3.5	is independently developed by a servant, agent or employee of the recipient Party or any other person or persons having no access to the Confidential Information disclosed by a Party, as demonstrated by written records.

9.4	The obligations of each Party under this Clause 9 shall survive the expiration or termination for whatever reason of this License Agreement for a period of five (5) years.

10.	TERM AND TERMINATION

10.1	This License Agreement shall become effective as of the Commencement Date and shall expire, on a country by country basis, when the last patent included within the LICENSOR Existing Intellectual Property in such country expires.

10.2	Either LICENSOR on the one hand or VION on the other hand ("the Terminating Party") shall have the right to terminate this License Agreement forthwith upon giving written notice of termination to VION on the one hand or LICENSOR on the other hand as the case may be ("the Defaulting Party"), upon the occurrence of any of the following events at any time during this License Agreement:

10.2.1	the Defaulting Party commits a material breach of this License Agreement which in the case of a breach capable of remedy shall not have been remedied within thirty (30) Business Days of the receipt by it of a notice identifying the breach and requiring its remedy; or

10.2.2	VION for a period of longer than ninety (90) Business Days fails to make payments set out in Clause 4 and VION fails to reach an agreement with LICENSOR concerning such payments within thirty (30) Business Days of the receipt by it of a notice identifying the delinquency.

11.	CONSEQUENCES OF TERMINATION

11.1	Upon expiry of this License Agreement or in the case that VION commits a material breach of this Agreement:

11.1.1	the license rights granted by LICENSOR to VION pursuant to Clause 2 shall terminate;

11.1.2	VION shall pay to LICENSOR within sixty (60) Business Days all sums due to LICENSOR hereunder which have accrued prior to the date of termination;

11.1.3	VION shall return to LICENSOR, or as LICENSOR may direct, all Documents which embody and pertain to LICENSOR Existing Intellectual Property and associated Know How. For the sake of clarity any and all data generated by VION according to the Development plan shall be vested in VION; and

11.1.4	VION shall return to LICENSOR, or at the election of LICENSOR destroy, all LICENSOR Existing Materials in VION's possession or under their control.

11.2	In the case that LICENSOR commits a material breach of this Agreement, LICENSOR shall reimburse VION within 30 (thirty) Business Days after receiving VION's invoice of all documentable expenses related to this Agreement which have accrued prior to the date of termination.

11.3	Termination or expiry of this License Agreement for whatever reason shall not affect the accrued rights of the Parties arising in any way out of this License Agreement as at the date of termination or expiry and in particular but without limitation the right to recover damages and interest, and the provisions of Clauses 5, 8, 9 and 20 shall remain in full force and effect.

12.	WAIVER

12.1	Neither Party shall be deemed to have waived any of its rights or remedies conferred by this License Agreement unless the waiver is made in writing and signed by a duly authorised representative of that Party. In particular, no delay or failure of either Party in exercising or enforcing any of its rights or remedies conferred by this License Agreement shall operate as a waiver of those rights or remedies or so as to preclude or impair the exercise or enforcement of those rights or remedies nor shall any partial exercise or enforcement of any right or remedy by either Party preclude or impair any other exercise or enforcement of that right or remedy by that Party.

13.	ENTIRE AGREEMENT/VARIATIONS

13.1	This License Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior oral or written understandings, arrangements, representations or agreements between them relating to the subject matter of this License Agreement, including the Research Collaboration Agreement which is hereby terminated. No director, employee or agent of either Party is authorised to make any representation or warranty to another Party not contained in this License Agreement, and each Party acknowledges that it has not relied on any such oral or written representations or warranties.

13.2	No variation, amendments, modification or supplement to this License Agreement shall be valid unless made in writing in the English language and signed by a duly authorised representative of each Party.

14.	NOTICES

14.1	Any notice to be given pursuant to this License Agreement shall be in writing in the English language and shall be delivered by hand, or sent by facsimile confirmed to the address or facsimile number of the recipient set out below or such other address or facsimile number as a Party may from time to time designate by written notice to the other Party.

Addresses:

LICENSOR AUSTRIA WIRTSCHAFTSSERVICE Gesellschaft m.b.H Ungargasse 37 A-1030 Vienna, Austria

PROF. DR. JOHANN HOFMANN Institut für Medizinische Chemie und Biochemie University of Innsbruck Fritz-Pregl-Strasse 3 A-6020 Innsbruck, Austria

VION Pharmaceuticals, Inc. 4 Science Park New Haven, CT 06511 USA Attn: Howard B. Johnson

14.2	Any notice given pursuant to this Clause 14 shall be deemed to have been received:

14.2.1	in the case of delivery by hand, when delivered; or

14.2.2	in the case of facsimile, on acknowledgement by the recipient facsimile receiving equipment on a Business Day if the acknowledgement occurs before 1700 hours local time of the recipient and in any other case on the following Business Day.

15.	ASSIGNMENT

15.1	Subject to Clause 15.2, no Party shall without the prior written consent of the other Party, assign the benefit and/or burden of this License Agreement nor sub-contract any of its obligations hereunder unless otherwise permitted by the terms hereof.

15.2	LICENSOR or VION shall be entitled to assign the benefit and/or burden of this License Agreement to any Affiliate or its successor in connection with any merger, consolidation or sale or other disposal of its assets and/or business.

16.	FORCE MAJEURE

16.1	If a Party (the "Non-Performing Party") is unable to carry out any of its obligations under this License Agreement due to Force Majeure this License Agreement shall remain in effect but the Non-Performing Party's relevant obligations under this License Agreement and the relevant obligations of the other Party ("the Innocent Party") under this License Agreement shall be suspended for a period equal to the duration of the circumstance of Force Majeure provided that:

16.1.1	the suspension of performance is of no greater scope than is required by the Force Majeure;

16.1.2	the Non-Performing Party gives the Innocent Party prompt notice describing the circumstance of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish regular reports during the period of Force Majeure;

16.1.3	the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the circumstance of Force Majeure; and

16.1.4	as soon as practicable after the event which constitutes Force Majeure the Parties shall discuss how best to continue their operations as far as possible in accordance with this License Agreement.

16.2	If Force Majeure is continuing at the expiry of 3 months either of the Innocent Party may give thirty (30) Business Days written notice to terminate this License Agreement to the Non-Performing Party and termination shall occur if the Force Majeure is continuing at the end of that thirty (30) Business Day notice period.

17.	SEVERANCE OF TERMS

17.1	If the whole or any part of this License Agreement is or becomes or is declared illegal, invalid or unenforceable in any jurisdiction for any reason (including both by reason of the provisions of any legislation and also by reason of any court or Competent Authority which either has jurisdiction over this License Agreement or has jurisdiction over either or both of the Parties):

17.1.1	in the case of the illegality, invalidity or un-enforceability of the whole of this License Agreement it shall terminate only in relation to the jurisdiction in question; or

17.1.2	in the case of the illegality, invalidity or un-enforceability of part of this License Agreement that part shall be severed from this License Agreement in the jurisdiction in question and that illegality, invalidity or un-enforceability shall not in any way whatsoever prejudice or affect the remaining parts of this License Agreement which shall continue in full force and effect.

17.2	If in the reasonable opinion of either Party any severance under this Clause 17 materially affects the commercial basis of this License Agreement, the Parties shall discuss, in good faith, ways to eliminate the material effect.

18.	THIS LICENSE AGREEMENT NOT TO CONSTITUTE A PARTNERSHIP

18.1	None of the provisions of this License Agreement shall be deemed to constitute a partnership between the Parties and no Party shall have any authority to bind any other Party in any way except as provided in this License Agreement.

19.	PUBLIC STATEMENTS

19.1	Except as provided in Clause 19.2, neither Party shall, without the prior written consent of the other Parties:

19.1.1	use in advertising, publicly or otherwise, any trade-name, personal name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof, owned by another Party (including for the sake of clarity in relation to LICENSOR); or

19.1.2	represent, either directly or indirectly, that any product or service of another Party is a product or service of the representing Party or that it is made in accordance with or utilises the information or documents of another Party.

19.2	The restrictions in Clause 19.1 shall not apply to the following:

19.2.1	a press release, in a form agreed to in writing by the Parties, publicly announcing this License Agreement; or

19.2.2	use as required by any applicable law or governmental regulation.

20.	GOVERNING LAW AND JURISDICTION

20.1	The validity, construction and performance of this License Agreement shall be governed by the laws of the United Kingdom and any dispute relating to it shall be subject to the exclusive jurisdiction of the Courts of the United Kingdom.

SCHEDULE 1

LICENSOR existing patents

Austrian Application

Title:	***

Appl. No:	***

Appl. Date:	***

PCT Application

Title:	***

Appl. No:	***

Appl. Date:	***

Publ. No:	***

EP Application

Title:	***

Appl. No:	***

Appl. Date	***

US Application

Title:	***

Appl. No:	***

Appl. Date:	***

Canadian Application

Title:	***

Appl. No:	***

Appl. Date:	***

*** Confidential

SCHEDULE 2

INTENTIONALLY LEFT BLANK

SCHEDULE 3

"Development Plan"

1.	An IND or an equivalent will be filed *** after Clinical Candidate is identified.

2.	Phase I clinical trials will be started *** after the IND or an equivalent is approved. The first Phase I clinical trial will be completed *** of its initiation. Completion of the final study report and data analysis will constitute the end of the trial. Any further Phase I trials will be completed *** period.

3.	Phase II clinical trials will be started *** after the completion of Phase I clinical trials. The first Phase II clinical trial will be completed *** of its initiation. Completion of the final study report and data analysis will constitute the end of the trial. Any further Phase II trials will be completed *** period.

4.	4. Phase III clinical trials will be started *** after an agreement is reached with FDA (or similar regulatory body) at the end of Phase II trial meeting.

*** Confidential

IN WITNESS WHEREOF this License Agreement has been executed by duly authorised officers of the Parties on the date first above written.

Signed by:

For and on behalf of AUSTRIA WIRTSCHAFTSSERVICE GESELLSCHAFT M.B.H.

Signed by:

Name:

Title:

Signed by:

Name:

Title:

For and on behalf of VION PHARMACEUTICALS INC.

Signed by:

Name:

Title:

SCHEDULE 5

Criteria for "Clinical Candidate"

1. Potency: ***

2. ***

3. ***

4. ***

5. ***

*** Confidential

IN WITNESS WHEREOF this Agreement has been executed by the duly authorised officers of the Parties hereto on the day and year first above written.

Signed by:	/s/ Johann Hofmann 11/24/03 Prof. Dr. Johann Hofmann Date
/s/ Johnny Easmon 11/24/03 Dr. Johnny Easmon Date
/s/ Gottfried Heinisch 11/24/03 Dr. Gottfried Heinisch Date
/s/ Gerhard Pürstinger 11/24/03 Dr. Gerhard Pürstinger Date
/s/ Heinz-Herbert Fiebig 11/28/03 Prof. Dr. Heinz-Herbert Fiebig Date

For and on behalf of AUSTRIA WIRTSCHAFTSSERVICE GESELLSCHAFT M.B.H.

Signed by:	/s/ Peter Takacs 11/24/03

Name:	Mag. Dr. Peter Takacs Date

Title:	CEO Austria Wirtschaftsservice Gesellschaft m.b.H.

Title:

Signed by:	/s/Wilhelm Hantsch-Linhart 11/24/03

Name:	DI Dr. Wilhelm Hantsch-Linhart Date

Title:	Head Technology & Innovation

For and on behalf of VION PHARMACEUTICALS, INC

Signed by:	/s/ Howard B. Johnson 11/24/03

Name:	Howard B. Johnson Date

Title:	CFO